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                              POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby authorizes and constitutes Philip Black and Benjamin Monderer, and each of them singly, his true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director of Box Hill Systems Corp.) to sign and file the Annual Report of Box Hill Systems Corp. on Form 10-K, including any and all amendments, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, and he hereby ratifies and confirms all that said attorneys-in-fact or any of them, or this or his substitutes, may lawfully do or cause to be done by virtue hereof.

                  Signature                      Date

  /s/ Benjamin Monderer                     March 30, 1998
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    Benjamin Monderer

  /s/ Carol Turchin                         March 30, 1998
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    Carol Turchin

  /s/ Philip Black                          March 30, 1998
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    Philip Black

  /s/ Mark A. Mays                          March 30, 1998
--------------------------
    Mark A. Mays

  /s/ Finis F. Conner                       March 10, 1998
--------------------------
    Finis F. Conner

  /s/ Robert C. Miller                      March 16, 1998
--------------------------
    Robert C. Miller

  /s/ Mischa Schwartz                       March 12, 1998
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    Mischa Schwartz